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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 15, 2000

                                  dELiA*S INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

   DELAWARE                     0-21869                      13-3914035
(STATE OR OTHER          (COMMISSION FILE NO.)              (IRS EMPLOYER
JURISDICTION OF                                            IDENTIFICATION
 INCORPORATION)                                                 NUMBER)

435 HUDSON STREET
NEW YORK, NEW YORK                                             10014
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                                 (212) 807-9060
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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CERTAIN STATEMENTS CONTAINED HEREIN ARE FORWARD-LOOKING STATEMENTS (WITHIN THE
MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT")). FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, INCREASES IN MATERIALS, PRINTING, PAPER, POSTAGE, SHIPPING AND LABOR COSTS, TIMING OF CATALOG MAILINGS, CUSTOMER RESPONSE RATES, LEVELS OF COMPETITION, DIFFICULTIES IN INTEGRATING ACQUISITIONS AND OTHER FACTORS OUTSIDE OUR CONTROL. THESE FACTORS, AND OTHER FACTORS THAT APPEAR WITH THE FORWARD-LOOKING STATEMENTS, OR IN OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS OF DELIA*S INC. AND ITURF INC., INCLUDING DELIA*S INC.'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1999 AND ITURF INC.'S REGISTRATION STATEMENT (NO. 333-90435) ON FORM S-1, COULD AFFECT OUR ACTUAL RESULTS AND COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY US, OR ON OUR BEHALF, IN THIS REPORT.



Item 5.  Other Events

         On February 15, 2000, iTurf Inc. ("iTurf"), a subsidiary of dELiA*s Inc., acquired theSpark.com, Inc., a Massachusetts corporation ("Spark"). Spark was acquired pursuant to an Agreement and Plan of Merger, dated as of February 4, 2000, by and among iTurf, iTurf Caveman Acquisition Corporation, a Massachusetts corporation and wholly-owned subsidiary of iTurf ("Merger Sub"), Spark and the stockholders of Spark (the "Merger Agreement"). Pursuant to the Merger Agreement, Spark was merged with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation, under the new name theSpark.com Inc., remaining a wholly-owned subsidiary of iTurf.

         The merger consideration consisted of 1,099,988 newly-issued shares of iTurf Class A common stock. The Merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting. As a result of such issuance, dELiA*s Inc.'s percentage of the equity in iTurf was reduced to approximately 57% of value and 89% of vote.

         Spark operates a community and content Web site focusing on college students and young adults. The description of the Merger Agreement, which is filed as an exhibit to this report, does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

         If certain performance goals related to the theSpark.com web site are met, iTurf would be obligated to issue additional shares of iTurf Class A common stock to Spark stockholders having an aggregate value of up to $13.5 million, provided, however that if the number of additional shares required to be issued exceeds 2,683,626, then only 2,683,626 shares will be issued and the balance of iTurf's obligation to the Spark stockholders shall be paid in cash. Of this additional consideration, a first portion is based on the amount of certain categories of revenues generated by or related to theSpark.com web site during the 52-week period beginning February 27, 2000 and ending February 24, 2001 and a second portion is based on the amount of certain categories of revenues generated by or related to theSpark.com web site during the 52-week period beginning February 25, 2001 and ending February 23, 2002.

         All the shares immediately issued in this transaction are subject to restrictions on resale. 329,997 may not be resold until six months after the closing of the transaction. Another 329,997 shares may not be resold until 12 months after the closing of the transaction. Another 219,997 shares may not be resold until 18 months after the closing of the transaction. The final 219,997 shares may not be resold until 24 months after the closing of the transaction. Under certain circumstances, the restriction on resale of up to 760,233 of these shares may be extended to the fourth anniversary of the closing.

         Any shares issued as a result of satisfaction of the performance goals will also be subject to restrictions on resale. Approximately 37% of the first portion of these shares may not be resold until 18 months after the closing. The remaining approximately 63% of the first portion of these shares may not be resold until 24 months after the closing. Approximately 37% of the second portion of these shares may not be resold until 30 months after the closing. The remaining approximately 63% of the second portion of these shares may not be resold until 36 months after the closing.



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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

           (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                 Not Required

           (B)   PRO FORMA FINANCIAL INFORMATION

                 Not Required.

           (C)   EXHIBITS

                 Exhibit 2.1 Agreement and Plan of Merger dated February 4, 2000, by and among iTurf Inc., iTurf Caveman Acquisition Corporation, theSpark.com, Inc. ("Spark"), and the stockholders of Spark (the "Merger Agreement") (incorporated by reference to iTurf's Periodic Report on Form 8-K filed February 25, 2000) *

* The table of contents to the Merger Agreement lists the exhibits and schedules to the Merger Agreement. In accordance with Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Merger Agreement have been excluded; such exhibits and/or schedules will be furnished supplementally upon request by the Securities and Exchange Commission.






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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 28, 2000            dELiA*s Inc.

                                    By:    /s/ Stephen I. Kahn
                                           --------------------------------
                                           Stephen I. Kahn
                                           Chairman of the Board and
                                           Chief Executive Officer